Exhibit 99.4

            For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

MetLife Announces New $2 Billion
Share Repurchase Authorization

NEW YORK, July 31, 2019 - MetLife, Inc. (NYSE: MET) today announced that its board of directors has approved a new $2 billion authorization for the company to repurchase its common stock. MetLife has approximately $20 million remaining under the $2 billion repurchase authorization announced by the company in November 2018.

Commenting on the announcement, MetLife, Inc. President and CEO Michel Khalaf said:

“This new share repurchase authorization demonstrates our continued confidence in the ability of our businesses to generate strong free cash flow. Just as important, it underscores our strong commitment to returning excess capital to our shareholders.”

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About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Forward-Looking Statements
This news release may contain or refer to forward-looking statements. Forward-looking statements give expectations or forecasts of the future using terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other terms tied to future periods. Results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are based on assumptions and expectations. They involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. The company has no obligation to correct or update any forward-looking statement. Parts of this news release may include additional information on forward-looking statements.